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                                                                   EXHIBIT 10.47

                             SECURED PROMISSORY NOTE


$100,000                          Dallas, Texas                December 31, 2000


         FOR VALUE RECEIVED, the undersigned, Bruce A. Hall ("Maker"), promises to pay to the order of Probex Corp. ("Payee"), the principal sum of One Hundred Thousand Dollars ($100,000), together with interest as provided below. All payments on this Note shall be due and payable in lawful currency of the United States of America, in immediately available funds at the office of Payee, at 13355 Noel Road, Suite 1200, Dallas, Texas 75240, or such other address as Payee may designate.

         1. Interest Rate. The unpaid principal balance from day to day outstanding hereunder shall bear interest at a rate per annum, which shall be the Bank of America prime rate; but in no event less than the applicable Federal rate, as defined in Internal Revenue Code Section 7872(f)(2), on the date of the loan.

         2. Payment of Principal and Interest. The balance on this Note and any accrued interest thereon shall be due and payable on December 31, 2002.

         3. Security. This Note is secured by a Pledge and Security Agreement of even date herewith, executed by Maker (as such may be hereafter amended, modified, supplemented, or restated, the "Pledge Agreement").

         4. Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty.

         5. Events of Default and Remedies. Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any Event of Default. An Event of Default shall occur (a) if Maker defaults in the payment of any amount due hereunder, and such default continues for a period of five (5) days, or (b) if Maker defaults in the performance of any covenant, condition, obligation or agreement contained herein or in the Pledge Agreement. In such event, the holder of this Note may exercise any power or right granted by this Note or the Pledge Agreement.

         6. Attorneys' Fees and Costs. In the event this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, regardless of whether suit is filed.

         7. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not



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constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         8. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, Payee shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the maximum lawful rate permitted under state or federal laws applicable to the indebtedness evidenced hereby (the "Maximum Lawful Rate"), and in the event Payee ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof, provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Payee shall refund to Maker the amount of such excess as herein provided, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Maximum Lawful Rate.

         9. Waiver. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         10. Successors and Assigns. All of the covenants, stipulations, promises and agreements in this Note by or on behalf of Maker shall bind Maker's successors and assigns, regardless of whether so expressed; provided, however, that Maker may not, without the prior written consent of Payee, assign any of its rights, powers, duties, or obligations under this Note.

         11. Invalid Provisions. Any provision in this Note prohibited by law shall be ineffective only to the extent of such prohibition and shall not invalidate the remainder of this Note.

         12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

         13. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (a) when actually received by Maker, if delivered in



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person, or (b) if mailed, on the earlier of the date actually received or, regardless of whether ever received, three (3) business days after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail. The address of Maker is as follows:

                  836 Blue Jay Lane
                  Coppell, Texas 75240

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Maker may change its address by written notice to Payee.

14. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         EXECUTED as of the day and year first above written.

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                                       By: /s/ Bruce Hall
                                          --------------------------------------
                                       Name: Bruce Hall
                                            ------------------------------------
                                       Title:
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